EXECUTION COUNTERPART















STANLEY FURNITURE COMPANY, INC.


NOTE PURCHASE AND PRIVATE SHELF AGREEMENT


$10,000,000

7.57% SERIES A SENIOR NOTES DUE JUNE 29, 2005


$15,000,000

PRIVATE SHELF FACILITY


Dated as of June 29, 1995

     STANLEY FURNITURE COMPANY, INC.
     P.O. Box 30
     Route 57
     Stanleytown, Virginia  24168


     As of June 29, 1995


The Prudential Insurance Company
   of America (Prudential)
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential (the Purchasers)

c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


Ladies and Gentlemen:

     The undersigned, Stanley Furniture Company, Inc. (herein called the Company), hereby agrees with you as follows:

     1.     AUTHORIZATION OF ISSUE OF NOTES.

     1A.     Authorization of Issue of Series A Notes.  The Company will authorize
the issue of its senior promissory notes (the Series A Notes) in the aggregate
principal amount of $10,000,000, to be dated the date of issue thereof, to mature
June 29, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of
7.57%
per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms Series A Note and Series A Notes as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

     1B.     Authorization of Issue of Shelf Notes.  The Company will
authorize
the issue of its additional senior promissory notes (the Shelf Notes) in the aggregate principal amount of $15,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than ten years after the date of original issuance thereof, to have an average life, in the case of each
Shelf Note so issued, of no more than 7 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(6) and to be substantially in the form of Exhibit A-2 attached hereto. The terms Shelf Note and Shelf
Notes as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms Note and Notes as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a Series of Notes.

     2.     PURCHASE AND SALE OF NOTES.

     2A.     Purchase and Sale of Series A Notes.  The Company hereby agrees to
sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Company $10,000,000 aggregate principal amount of Series A Notes at 100% of such aggregate principal amount. On
June 29, 1995 (herein called the Series A Closing Day), the Company will deliver to Prudential at the offices of King & Spalding, 120 West 45th Street, New
York, New York, one or more Series A Notes registered in its name, evidencing the aggregate principal amount of Series A Notes to be purchased by Prudential and in the denomination or denominations specified with respect to Prudential in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #4735-000880 at Wachovia Bank of North Carolina, ABA Routing
Number #053100494.

     2B.     Purchase and Sale of Shelf Notes.

     2B(1)     Facility.  Prudential is willing to consider, in its sole
discretion and
within limits which may be authorized for purchase by Prudential and Prudential
Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the Facility. At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of
Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, plus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement and thereafter retired prior to such time is herein called the Available
Facility Amount at such time.  NOTWITHSTANDING THE WILLINGNESS OF
PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS
AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING
THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE
SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE
SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS
WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE
FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY
PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2).     Issuance Period.  Shelf Notes may be issued and sold pursuant to
this Agreement until the earlier of:

          (i) the third anniversary of the date of this Agreement (or if any such anniversary is not a Business Day, the Business Day next preceding such anniversary),

          (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this
      Agreement (or if such thirtieth day is not a Business Day, the Business
Day
      next preceding such thirtieth day),

          (iii)     The last Closing Day after which there is no Available
Facility
      Amount,

          (iv)     The termination of the Facility under paragraph 7, and

          (v) The acceleration of any Note under paragraph 7A of this Agreement.

The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the Issuance Period.

     2B(3). Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a Request for Purchase). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall:

          (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the
      Available Facility Amount at the time such Request for Purchase is made,

          (ii) specify the principal amounts, final maturities (which shall be no more than ten years from the date of issuance), principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby,

          (iii)     specify the use of proceeds of such Shelf Notes,

          (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase (the Closing Day),

          (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale,

          (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default,

          (vii)     specify the Designated Spread for such Shelf Notes, and

          (viii) be substantially in the form of Exhibit B attached hereto. Each
      Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2B(4). Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3),
Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York
City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase.
Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

     2B(5).     Acceptance.  Within 30 minutes after Prudential shall have provided
any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as
Prudential may specify to the Company (such period herein called the Acceptance
Window), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 a.m. or later than 2:00 p.m., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such
Shelf Note being herein called an Accepted Note) as to which such acceptance
(herein called a Acceptance) relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which
Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential
Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted
Notes will execute a confirmation of such Acceptance substantially in the form of
Exhibit C attached hereto (herein called a Confirmation of Acceptance). If the
Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any
Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the
Company in writing.

     2B(6).     Market Disruption.  Notwithstanding the provisions of
paragraph
2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph
2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph
2B(6) are applicable with respect to such Acceptance.

     2B(7).      Facility Closings.  Not later than 11:30 A.M. (New York City local
time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such
Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name
(or
in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled
Closing
Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one
Business Day and not more than 10 Business Days after such scheduled Closing Day (the Rescheduled Closing Day) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted
Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

     2B(8) .  Fees.

     2B(8)(i).     Facility Fee.  In consideration for the time, effort and
expense
involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the Facility Fee) in the amount of $25,000.

     2B(8)(ii)     Issuance Fee.  The Company will pay to Prudential in
immediately available funds a fee (herein called the Issuance Fee) on each Closing Day (other than the Series A Closing Day) in an amount equal to 1/8 of
1% of the aggregate principal amount of Notes sold on such Closing Day

     2B(8)(iii)     Delayed Delivery Fee.  If the closing of the purchase and
sale of
any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (a) on the Cancellation
Date or actual closing date of such purchase and sale and (b) if earlier, the next
Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the Delayed Delivery Fee) calculated as follows:

     (BEY - MMY) X DTS/360 X PA

where BEY means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, MMY means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the
Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); DTS means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and PA means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

       2B(8)(iv).     Cancellation Fee.  If the Company at any time notifies
Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance
Period, as the case may be, being herein called the Cancellation Date), the Company will pay the Purchasers in immediately available funds an amount (the Cancellation Fee) calculated as follows:

     PI X PA

where PI means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and PA has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the
Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the
Closing Day for such Notes, of the following conditions:

     3A.     Certain Documents.  Such Purchaser shall have received the following,
each dated the date of the applicable Closing Day:

          (i)     The Note(s) to be purchased by such Purchaser.

          (ii) Certified copies of the resolutions of the Board of Directors of the
      Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this
      Agreement and the Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary and one
      other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (iv) Certified copies of the Certificate of Incorporation and By-laws of the Company.

          (v)     A favorable opinion of McGuire Woods Battle & Boothe,
L.L.P.,
      special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such
Purchaser
      and substantially in the form of Exhibit D-1 (in the case of the Series
A
      Notes) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees
      that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vi) A good standing certificate for the Company from the Secretary of
      State of Delaware dated of a recent date and good standing or other certificates of qualification to do business as a foreign corporation for the
      Company in the State of Virginia and North Carolina and Texas and such other evidence of the status of the Company as such Purchaser may reasonably request.

           (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B.     Opinion of Purchaser's Special Counsel.  Such Purchaser shall have
received from King & Spalding, in connection with the Series A Closing Day and, with respect to any other Closing Day, its in-house counsel, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C.     Representations and Warranties; No Default.  The representations
and
warranties contained in paragraph 8 shall be true in all material respects on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or
Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3D.     Purchase Permitted by Applicable Laws.  The purchase of and payment
for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

     3E.     Payment of Fees.  The Company shall have paid to Prudential any fees
due it pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph
2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

     3F.     No Material Adverse Change.  Prudential shall have received a certificate from the chief financial officer of the Company, dated the applicable
Closing Day, saying that no material adverse change in the financial condition, business, operations or prospects of the Company or its subsidiaries, taken as a whole, has occurred since December 31, 1994.

     4. PREPAYMENTS. The Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and
4B, respectively. The Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

     4A.     Required Prepayments of Series A Notes.  Until the Series A
Notes
shall be paid in full, the Company shall apply to the prepayment of the Series A
Notes, without Yield-Maintenance Amount, the amount set forth below on the date set forth opposite such amount:

     $650,000     June 29, 1996

     $725,000     June 29, 1997

     $800,000     June 29, 1998

     $850,000     June 29, 1999

     $950,000     June 29, 2000

     $1,000,000   June 29, 2001

     $1,125,000   June 29, 2002

     $1,200,000   June 29, 2003

     $1,300,000   June 29, 2004

and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on June 29, 2005, the maturity date of the Series A Notes.

     4B.     Required Prepayments of Shelf Notes.  Each Series of Shelf Notes
shall
be subject to required prepayments, if any, set forth in the Notes of such Series.

     4C.     Optional Prepayment With Yield-Maintenance Amount.  The Notes of
each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance
Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4D.     Notice of Optional Prepayment.  The Company shall give the holder
of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 5 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-
Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall use reasonable efforts, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, to give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

     4E.     Application of Required Prepayments.  In the case of each
prepayment
of less than the entire unpaid principal amount of all outstanding Notes of any
Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

     4F.     Retirement of Notes.  The Company shall not, and shall not permit any
of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its
Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

     5.     AFFIRMATIVE COVENANTS.

     5A.     Reporting Requirements.

     5A(1)     General Information.  The Company covenants that it will
deliver
to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the fourth quarterly period) in each fiscal year,

               (1) Consolidated statements of income, stockholders' equity and cash flows for the period from the beginning of the current fiscal year to the end of such quarterly period, and

               (2) a Consolidated balance sheet as at the end of such quarterly period,

     setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries as of
      the end of such period and the results of their operations for the period then ended in accordance with generally accepted accounting principles, subject to changes resulting from normal year-end adjustments and the inclusion of abbreviated footnotes; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the
      Company for such quarterly period filed with the Securities and Exchange
      Commission shall be deemed to satisfy the requirements of this clause
(i);

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year,

               (1) Consolidated statements of income, stockholders' equity and cash flows for such year, and

               (2) a Consolidated balance sheet as at the end of such year,

     setting forth in each case in comparative form corresponding
Consolidated
      figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Required Holder(s) and reported on by independent public accountants of recognized standing selected by the Company whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required
Holder(s);
      provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports (other than any registration statement filed on
      Form S-8) which it files with the Securities and Exchange Commission
(or
      any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report (including, without limitation, management letters) submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) promptly upon receipt thereof, a copy of each report, survey, study, evaluation, assessment or other document prepared by any consultant, engineer, Environmental Authority or other Person relating to compliance
      by the Company or any Subsidiary with any Environmental Requirements, if the cost of remediation, repair or compliance may be reasonably expected
      to exceed $500,000 in any one case or in the aggregate;

          (vi) with reasonable promptness, upon the request of the holder of any
      Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the
Company
      is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this clause (vii), the term qualified
      institutional buyer shall have the meaning specified in Rule 144A under the Securities Act; and

          (vii) with reasonable promptness, such other financial data as a
      Significant Holder may reasonably request;

     5A(2)     Quarterly Officer's Certificates.  Together with each delivery of
financial statements required by clauses 5A(i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance with the provisions of paragraphs 6A, 6B and 6D and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

     5A(3)     Annual Accountant's Letter.  Together with each delivery of financial
statements required by clause 5A(ii) above, the Company will deliver to each Significant Holder a certificate of the independent public accountants giving the report on such financial statements stating that, in making the audit necessary for their report, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. The accountants, however, shall not be liable to anyone as a result of this provision by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

     5A(4)     Special Information.  The Company also covenants that within
5 Business Days after any Responsible Officer obtains knowledge of:

          (a)     an Event of Default or Default;

          (b) a material adverse change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole;

          (c) legal proceedings filed against the Company and/or any Subsidiary, which reasonably could be expected to have a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question
      the validity of or reasonably could be expected to impair the ability of the
      Company to perform its obligations under this Agreement or the Notes;

          (d) a default under any agreement or note evidencing Debt for which the Company or any Subsidiary is liable, which individually or in the aggregate with all other agreements and notes in default for which the Company or any Subsidiary is liable, exceed $2,000,000;

          (e) the occurrence of any other event that reasonably could be expected to impair the ability of the Company to meet its obligations hereunder;

          (f) any (i) Environmental Liabilities, (ii) pending, threatened or anticipated Environmental Proceedings, (iii) Environmental Notices,
      (iv) Environmental Judgments and Orders, or (v) Environmental Releases at, on, in, under or in any way affecting the Properties which reasonably
      could be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken
      as a whole; or

          (g) with respect to any Plan that is subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, the Company (i) has given or is required to give notice to the Pension Benefit Guaranty Corporation that a material reportable event has occurred with respect to
      such Plan, (ii) has delivered notice to the Pension Benefit Guaranty Corporation of any intent to withdraw from or terminate any such Plan,
or
      (iii) has failed to make timely a contribution to any such Plan;

the Company will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company or the Subsidiary has taken, is taking or proposes to take with respect thereto.

     5B.     Inspection of Property.  The Company covenants that, at such reasonable times and as often as a Significant Holder may reasonably request, it will permit any Person designated by a Significant Holder in writing, at such Significant Holder's expense unless a Default has occurred and is continuing in which case at the Company's expense, to:

          (i) visit and inspect any of the properties of the Company and any
      Subsidiary;

          (ii) examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom; and


          (iii) discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company or any
Subsidiary
      and independent public accountants to the Company.

     5C.     Covenant to Secure Notes Equally.  The Company covenants that if it
or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by paragraph 6C(1) (unless prior written consent shall have been obtained under paragraph 11C), it will make or cause to be made effective provision whereby the
Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     5D.     Guaranteed Obligations.  The Company covenants that if any
Person
(other than the Company) guarantees or provides collateral in any manner for any
Debt of the Company or any Subsidiary, it will simultaneously cause such Person to guarantee or provide collateral for the Notes equally and ratably with all Debt guaranteed or secured by such Person pursuant to documentation in form and substance reasonably satisfactory to such holder.

     5E.     Maintenance of Insurance.  The Company covenants that it and each
Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses.

     5F.     Maintenance of Corporate Existence/Compliance with
Law/Preservation
of Property. The Company covenants that, except as permitted under paragraph 6C(3) and 6D, it and each Subsidiary will do or cause to be done all things necessary to:

          (i) preserve, renew and keep in full force and effect the corporate existence of the Company and its Subsidiaries (other than those Subsidiaries not material to the financial condition, business or operations
      of the Company and its Subsidiaries taken as a whole);

          (ii) comply with all laws and regulations (including, without limitation, laws and regulations relating to equal employment opportunity and employee safety) applicable to it and any Subsidiary except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the
      Company and its Subsidiaries, taken as a whole;

          (iii) maintain, preserve and protect all material intellectual property of the Company and its Subsidiaries; and

          (iv) preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition excluding normal wear and tear.

     5G.     Compliance with Environmental Laws.  The Company covenants that it and each Subsidiary will, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable Environmental Requirements, including, without limitation, the emission of wastewater effluent, solid and hazardous waste and air emissions together with any other applicable Environmental Requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and all applicable regulations of the Environmental Protection Agency or other relevant federal, state or local governmental authority, except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole. The
Company agrees to indemnify and hold you, your officers, agents and employees (each an Indemnified Person) harmless from any loss, liability, claim or expense that you may incur or suffer as a result of a breach by the Company or any Subsidiary, as the case may be, of this covenant other than as a result of the gross negligence or wilful misconduct of such Indemnified Person. The Company shall not be deemed to have breached or violated this paragraph 5G if the Company or any Subsidiary is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of such Environmental Requirements for which adequate reserves have been established in accordance with generally accepted accounting principles.

     5H.     No Integration.  The Company covenants that it has taken and will take
all necessary action so that the issuance of the Notes does not and will not require registration under the Securities Act. The Company covenants that no future offer and sale of debt securities of the Company of any class will be made if there is a reasonable possibility that such offer and sale would, under the doctrine of integration, subject the issuance of the Notes to you to the registration requirements of the Securities Act.

     5I.     Financial Records.  The Company covenants that it and each
Subsidiary
will, keep proper books of record and account in which full and correct entries
(subject to normal year end adjustments and, as to interim statements, the absence of footnotes) will be made of the business and affairs of the Company or such Subsidiary under generally accepted accounting principles consistently applied
(except for changes disclosed in the financial statements furnished to you pursuant to paragraph 5A and concurred in by the independent public accountants referred to in paragraph 5A).

     6. NEGATIVE COVENANTS. Unless the Required Holders otherwise agree in writing, the Company shall not, and shall not permit any Subsidiary, to take any of the following actions or permit the occurrence or existence of any of the following events or conditions:

     6A.     Fixed Charge Coverage and Debt Limits.  The Company covenants that
it will not at any time permit:

          (i) Consolidated Operating Income to be less than [200%] of Consolidated Fixed Charges; or

          (ii)     Consolidated Debt to exceed 55% of Consolidated
Capitalization;
      or

          (iii)     Consolidated Priority Debt to exceed 10% of Consolidated
Net
      Worth.

     6B.     Dividend Limitation.  The Company covenants that, except as otherwise permitted by the following sentence, it will not:

          (i) pay or declare any dividend on any class of its stock or make any other distribution on account of any class of its stock; or

          (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock (all of the foregoing being herein called
Restricted
      Payments); or

except out of Cumulative Amounts Available For Restricted Payments and so long as

          (1) at the time of declaration of such Restricted Payment, no Default or Event of Default exists or would exist; and

          (2) the Restricted Payment is made within 60 days after the declaration thereof.

     The calculation of Restricted Payments and Cumulative Amounts Available For Restricted Payments shall exclude: (x) stock splits, dividends paid, or distributions made, in stock of the Company; or (y) exchanges of stock of one or more classes of the Company, except to the extent cash or other value is involved in such exchange. The term stock as used in this paragraph 6B shall include warrants or options to purchase stock.

     6C.     Liens, Debt and Other Restrictions.  The Company covenants that it
will not and will not permit any Subsidiary to:

     6C(1)     Liens.  Create, assume or suffer to exist any Lien upon any of its
property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes pursuant to paragraph 5C), except:

          (i) Liens for taxes (including ad valorem and property taxes) and assessments or governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings;

          (ii) other Liens incidental to the conduct of its business or the maintenance, operation, construction or ownership of its property and assets
      (including pledges or deposits in connection with workers' compensation and social security taxes, assessments and charges, and landlords, mechanics and materialmen Liens and survey exceptions or encumbrances, easements or reservations, rights-of-way, or zoning restrictions)
provided
      that (A) such Liens were not incurred in connection with the borrowing of money, or the obtaining of advances or credit or the payment of the deferred purchase price of property and (B) the existence of such Lien does
      not materially detract from the value of such property or assets to the
      Company or any Subsidiary or unreasonably interfere with the ordinary conduct of business;

          (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business to secure (or to obtain
      letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in
      each case not incurred or made in connection with Debt;

          (iv) to the extent permitted under paragraphs 6A and 6C(2), any Lien created to secure all or any part of the purchase price incurred or assumed to pay all or any part of the purchase price of property acquired by the
      Company or a Subsidiary after the date of this Agreement, provided that:

               (A) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or for specific use with such acquired property;

               (B) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the lesser of (1) the cost to the Company or the Subsidiary of the property acquired and (2) the
Fair
            Market Value of such property (as determined in good faith by the Company's Board) at the time of such acquisition; and

               (C) any such Lien shall be created within 365 days after the acquisition of the property or completion of the improvements;

          (v)     Liens securing Capitalized Lease Obligations, provided such
Liens
      are limited to the property subject to such leases;

          (vi) other Liens securing Priority Debt permitted under paragraphs 6A and 6C(2); and

          (vii) any right of set off or banker's lien (whether by common law, statute, contract or otherwise) in favor of any Person to whom neither the
      Company nor Subsidiary owes any Debt; or

     6C(2)     Debt.  Create, incur, assume or suffer to exist any Debt,
except:

          (i) Debt of any Subsidiary to the Company or any Wholly-Owned Subsidiary;

          (ii)     other Debt of Subsidiaries permitted under paragraph 6A;
and

          (iii) other Debt of the Company (other than Debt owed to a Subsidiary)
      permitted under paragraph 6A;

     6C(3)     Merger or Consolidation.  Merge, consolidate or exchange
shares
with any other Person, except that:

          (i) any Subsidiary may merge or consolidate with the Company or any
      Wholly-Owned Subsidiary; provided, in the case of a Wholly-Owned Subsidiary, it remains a Wholly-Owned Subsidiary after the merger or consolidation;

          (ii) the Company may merge or consolidate with any other corporation
      (including a Subsidiary) if the continuing or surviving corporation is the
      Company and immediately after such merger or consolidation, no Default or Event of Default shall have occurred or exist; or

     6C(4)     Sale or Discount of Receivables.  Sell with recourse, or
discount or
otherwise sell for less than the face value thereof, any of its notes or accounts receivable; or

     6C(5)     Change in Business.  Enter into any business which is
substantially
different from the manufacturing of home furnishings; or

     6C(6)     Transactions with Related Party.  Effect any transaction with any
Affiliate or Subsidiary by which any asset or services of the Company or a Subsidiary of the Company is transferred to such Affiliate or Subsidiary, or from such Affiliate or Subsidiary or enter into any other transaction with an Affiliate or
Subsidiary, on terms more favorable than would be reasonably expected to be given in a similar transaction with an unrelated entity other than the Lee Management Agreement.

     6C(7)     Investments.  Make, or permit to remain, an Investment except:

          (i) any Investment in a Subsidiary or an entity that becomes a Subsidiary simultaneously with such Investment,

          (ii) any evidence of debt, maturing not more than one year after the date of issue, issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America,

          (iii) any repurchase agreement or certificate of deposit, maturing not more than one year after the date of purchase, issued by the National
Bank
      of Canada or a commercial bank, bank holding company or trust company which is located within the United States of America, organized under the
      laws of the United States of America or the laws of any State thereof, is a member of the Federal Reserve System, has a Thompson Bank Watch Rating (or if no longer available, a comparable rating system), at the time
      of determination, of B (or higher), and has a combined capital and surplus and undivided profits of at least $500,000,000,

          (iv) commercial paper, maturing not more than 270 days after the date of purchase, issued by a corporation (other than the Company or any Subsidiary or Affiliate) organized and existing under the laws of any state
      within the United States of America with a rating, at the time as of which any determination thereof is to be made, of P-1 (or higher) according to
      Moody's Investors Service (or if no longer available, a comparable rating system), or A-1 (or higher) according to Standard & Poor's
Corporation
      (or if no longer available, a comparable rating system),

          (v) property or assets acquired solely in exchange for capital stock of the Company, and

          (vi) any other Investment of the Company or any of its Subsidiaries so
      long as the amount of all such Investments, other than investments specified in clauses (i) through (v) above shall not exceed an amount equal
      to 10% of Consolidated Net Worth.

     6D.     Sale of Property.  The Company will not, and will not permit any
Subsidiary to, Dispose of any property or assets, except:

          (i) The Company or any Subsidiary may sell inventory in the ordinary course of business for Fair Market Value;

          (ii) any Subsidiary may Dispose of its assets to the Company or a
      Wholly-Owned Subsidiary;

          (iii)     the Company or any Subsidiary may Dispose of its assets
(whether
      or not leased back) so long as, immediately after giving effect to such proposed Disposition:

               (A)     the consideration for such assets represents the Fair
Market
            Value of such assets (as determined in good faith by the Company's
            Board) at the time of such Disposition; and

               (B) the net book value of all assets so Disposed of by the Company and its Subsidiaries during the prior 12 months, does not exceed 15% of Consolidated Assets; and

               (C) the amount of Consolidated Operating Income produced by all assets so Disposed of by the Company and its Subsidiaries during the prior 12 months, does not exceed 15% of Consolidated Operating Income at the end of the most recently completed 12 months; and

               (D)     no Default or Event of Default shall exist;

     provided, however, if after any Disposition, the net book value of all assets
      Disposed of during the prior 12 months exceeds 15% of Consolidated Assets or the Consolidated Operating Income produced by all assets Disposed of during the prior 12 months exceeds 15% of Consolidated Operating Income, the Company shall, within 12 months of the date of such Disposition, apply the proceeds (net of reasonable expenses) from such Disposition (or such portion thereof as is necessary to cause compliance with the provisions of this paragraph 6D(iii)) to acquire operating assets and equipment to be used in the furniture manufacturing
      business of the Company and its Wholly-Owned Subsidiaries.

     For purposes of this paragraph 6D:

          (i) Disposition means the sale, lease, transfer or other disposition of property, and Disposed of has a corresponding meaning to Disposition;

          (ii)     Calculation of net book value/Consolidated Operating
Income.  The
      net book value of any assets shall be determined as of the respective date of Disposition of those assets and the Consolidated Operating Income produced by any assets shall be determined using Consolidated Operating Income for the 12 month period before the respective date of
Disposition
      of those assets; and

          (iii) Sales of less than all the stock of a Subsidiary. In the case of the sale or issuance of the stock of a Subsidiary, the amount of Consolidated
      Operating Income, or amount of Consolidated Assets, as the case may be, contributed by the stock Disposed of shall be assumed to be the percentage
      of outstanding stock sold or to be sold.

     6E.     Subsidiary Stock and Debt.  The Company will not:

          (i) directly or indirectly sell, assign, pledge or otherwise dispose of any
      Debt of or any shares of stock of (or warrants, rights or options to acquire stock of) any Subsidiary except to a Wholly-Owned Subsidiary and except as permitted pursuant to paragraph 6D;

          (ii) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Debt of the Company or any other
Subsidiary,
      or any shares of stock of (or warrants, rights or options to acquire stock of)
      any other Subsidiary, except to the Company or a Wholly-Owned Subsidiary and except pursuant to paragraph 6D;

          (iii) permit any Subsidiary to have outstanding any shares of Preferred
      Stock other than Preferred Stock owned by the Company or a Wholly-Owned Subsidiary;

          (iv) permit any Subsidiary directly or indirectly to issue or sell any shares of its stock (or warrants, rights or options to acquire its stock) except to the Company or a Wholly-Owned Subsidiary and except as permitted pursuant to paragraph 6C(3) and 6D; or

          (v) permit any Subsidiary to enter into or otherwise be bound by or subject to any contract or agreement (including, without limitation, any provision of its certificate or articles of incorporation or bylaws) that restricts its ability to pay dividends or other distributions on account of its stock; or

          (vi) permit any Subsidiary to create, incur, assume or maintain any
      Debt except as permitted by paragraphs 6A and 6C(2).

     6F.     ERISA.  The Company covenants that it will not nor permit any
Subsidiary to:

          (i) terminate or withdraw from any Plan resulting in the incurrence of any material liability to the Pension Benefit Guaranty Corporation;

          (ii) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Company or any Subsidiary to any material tax, penalty or other liability;

          (iii) incur or suffer to exist any material accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

          (iv) allow or suffer to exist any risk or condition which presents a risk of incurring a material liability to the Pension Benefit Guaranty Corporation.

     6G.     Environmental Matters.  The Company covenants that it will not,
and
will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any
Hazardous Materials except for Hazardous Materials used, produced, released or managed in the ordinary course of business in compliance with all applicable Environmental Requirements except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole and except for Hazardous Materials released in amounts which do not require remediation pursuant to applicable Environmental Requirements or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the
Company and its Subsidiaries taken as a whole.

     6H.     Specified Laws.  Neither the Company nor any agent acting on its behalf will take any action which could reasonably be expected to cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in any case as in effect now or as the same may hereafter be in effect.

     7.     EVENTS OF DEFAULT.

     7A.     Acceleration.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-
      Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 5 calendar days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title
      retention agreement, any obligation (other than a current trade payable which does not constitute Debt) issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with
      respect thereto; or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement
      under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the
      aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing
or
      permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $2,000,000; or

          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6 (other than paragraphs 6C(6), 6F, 6G and 6H and solely to the extent that a commercial bank, bank holding company or trust company shall fail to meet the standards specified in clause (iii) of paragraph 6C(7)
      after the date of an Investment by the Company under such clause (iii), paragraphs 6C(7)(iii) and solely to the extent a corporation shall fail to
      meet the standards specified in clause (iv) of paragraph 6C(7) after the date of an Investment by the Company under such clause (iv), paragraph 6C(7)(iv)); or

          (vi) the Company fails to perform or observe any other agreement contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof or after receipt by the Company of written notice from a holder of a Note of such
      failure; or

          (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any
      Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or
      similar law, whether now or hereafter in effect (herein called the Bankruptcy Law), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any
      Subsidiary, or of any substantial part of the assets of the Company or any
      Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto
      or acquiescence therein; or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order,
      judgment or decree remains unstayed and in effect for more than 60 days;
      or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days;
      or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part (being an amount equal to 15% of Consolidated Assets), or the divestiture of the stock of a Subsidiary whose
      assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets,
      or stock of a Subsidiary, which shall have contributed at least 15% of Consolidated Operating Income for any of the three fiscal years then most
      recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) a final judgment or judgments in an amount in excess of $2,000,000, individually or in the aggregate, shall be rendered against the
      Company or any Subsidiary (for which no insurer has acknowledged, in writing, responsibility for liability, subject to customary deductible)
and,
      within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $2,000,000; or

then:

          (a)     if such event is an Event of Default specified in clause
(i) or (ii) of
      this paragraph 7A, the holder of any Note (other than the Company or any
      Subsidiary or Affiliate) may at its option, by written notice to the Company, terminate the Facility and/or declare such Note to be, and such
      Note shall thereupon be and become, immediately due and payable at par together with interest accrued and unpaid thereon, without presentment, demand, protest or other notice of any kind (including, without limitation,
      notice of intent to accelerate), all of which are hereby waived by the Company,

          (b) if such event is an Event of Default specified in any of clauses
      (vii), (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Facility shall automatically terminate and all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued and unpaid thereon, without presentment, demand, protest or notice of any kind (including, without limitation, notice
      of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, and

          (c) if such event is any Event of Default other than specified in clauses
      (vii) (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may, at its or their option, by written notice to the
      Company, terminate the Facility and declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable, together with interest accrued and unpaid thereon and, to the extent permitted by applicable law, the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice
      of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, provided that, to the extent permitted by applicable law, the Yield-Maintenance Amount, if any,
      with respect to each Note shall be due and payable upon such declaration only if:

               (x)     such Event of Default does not arise under clause
(vii), (viii),
            (ix) or (x) of this paragraph 7A with respect to the Company,

               (y) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrences on or before the date of such notice permits such declaration, and

               (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

     7B.     Rescission of Acceleration.  At any time after any or all of the
Notes
shall have been declared immediately due and payable pursuant to paragraph
7A,
the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if:

          (i) the Company shall have paid all accrued and unpaid overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if
      any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and accrued and unpaid interest on such
      overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes,

          (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,

          (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and

          (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement.

No such rescission or annulment shall extend to or affect any subsequent
Event of
Default or Default or impair any right arising therefrom.

     7C.     Notice of Acceleration or Rescission.  Whenever any Note shall be
declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D.     Other Remedies.  If any Event of Default or Default shall occur
and
be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

     8A.     Organization.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. Schedule 8A hereto is an accurate and complete list of all Subsidiaries as of the Date of Closing, including the jurisdiction of incorporation and ownership of all such Subsidiaries, and as of
December 31, 1994, the percentage of such Subsidiary's contribution to Consolidated Operating Income. The Company and each Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted and is duly qualified and authorized to do business in each other jurisdiction in which the character of its respective properties or the nature of its respective businesses require such qualification or authorization except where the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

     8B.      Financial Statements.  The Company has furnished you with the following financial statements, identified by a principal financial officer of the
Company:

          (i) a Consolidated balance sheet as at the last day of the fiscal year in each of the years 1990 to 1994, inclusive, a Consolidated statement of income for each such year, and Consolidated statements of stockholder's equity and cash flows for 1992 to and including 1994, all reported on by
      Coopers and Lybrand; and

          (ii) a Consolidated balance sheet as at April 2, 1995 and Consolidated statements of income, stockholders' equity and cash flows for the three-
      month period ended on each such date, prepared by the Company.

Those financial statements (including any related schedules and/or notes) fairly present in all material respects (subject, as to interim statements, to the absence of footnotes or to changes resulting from normal year-end adjustments) the financial condition of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present, in all material respects, the Consolidated financial condition of the
Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present, in all material respects, the
Consolidated results of the operations of the Company and its Subsidiaries, the changes in the Company's stockholders' equity and their Consolidated cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its
Subsidiaries taken as a whole since December 31, 1994.

     8C.     Actions Pending.  There is no action, suit, investigation or proceeding
pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any properties or rights of the Company or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8D.     Outstanding Debt.  Neither the Company nor any Subsidiary has
any
Debt outstanding except as permitted by paragraphs 6A and 6C(2). There is no default under the provisions of any instrument evidencing any Debt or of any agreement relating thereto. Schedule 8D hereto is an accurate and complete list of Debt of the Company and its Subsidiaries on the Date of Closing.

     8E.     Title to Properties.  The Company and each Subsidiary have good
and
indefeasible title to their respective real properties (other than leased properties or which individually or in the aggregate are not material to the Company) and good title to all of their other respective properties and assets, including the properties and assets reflected in the balance sheet as at April 2, 1995 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business or which individually or in the aggregate are not material to the Company), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). All leases necessary in any material respect for the conduct of the respective business of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F.      Taxes.  The Company has and each Subsidiary has filed all
federal,
state and other income tax returns which, to the best knowledge of the Responsible
Officers of the Company, are required to be filed (giving effect to any extensions granted), and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due (including any extensions granted), except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

     8G.     Conflicting Agreements and Other Matters.  Neither the Company
nor
any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, the charter or by-laws of the Company or any Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any
Subsidiary is subject. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in
Schedule 8G attached hereto.

     8H.     Offering of Notes.  Neither the Company nor any agent acting on its
behalf has, directly or indirectly, offered the Notes or any similar security of the
Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than accredited investors, and neither the Company nor any agent acting on its behalf has taken any action which would reasonably be expected to subject the issuance or sale of the Notes to the provisions of section
5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction. The Company hereby represents and warrants to you that, within the preceding twelve months, neither the Company nor any other Person acting on behalf of the Company has offered or sold to any Person (other than accredited investors) any Notes, or any securities of the same or a similar class as the Notes, or any other substantially similar securities of the Company.

     8I.     Use of Proceeds.  Neither the Company nor any Subsidiary owns (othe than margin stock of insignificant amounts received by the Company as payment for accounts receivable or otherwise held by the Company) or has any present intention of acquiring any margin stock as defined in Regulation G (12 CFR
Part 207) of the Board of Governors of the Federal Reserve System (herein called margin stock). The proceeds of sale of the Notes will be used for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a purpose credit within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken any action which might cause this
Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

     8J.      ERISA.  No accumulated funding deficiency (as defined in
section 302
of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit
Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer
Plan)
by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any
Subsidiary or any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer
Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.
The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

     8K.      Governmental Consent.  Assuming the representations made by you in paragraph 9 are accurate, neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the
Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than those which are made or obtained prior to Closing and routine filings after the date of any Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L.     Environmental Compliance.

     (i) The Company and its Subsidiaries and all of their respective Properties have complied at all times and in all respects with all Environmental Requirements where failure to comply could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the
Company and its Subsidiaries taken as a whole.

     (ii) Neither the Company nor any Subsidiary is subject to any Environmental Liability or Environmental Requirement which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     (iii) Neither the Company nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to
CERCLA. Except as specified on Schedule 8L, none of the Properties has been identified on any current or proposed National Priorities List under 40 C.F.R.
300 or any list arising from a state statute similar to CERCLA. None of the Properties has been identified on any CERCLIS list.

     (iv) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, released, managed at or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties or, to the actual knowledge of the Company, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, released and managed in the ordinary course of business in compliance with all applicable Environmental
Requirements and except for Hazardous Materials present in amounts which have not required and do not require remediation, pursuant to applicable law or regulation, or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     (v) The Company and each Subsidiary have procured all permits necessary under Environmental Requirements for the conduct of their respective businesses or is otherwise in compliance with all applicable Environmental Requirements, except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     8M.      Disclosure.  Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any Subsidiary which materially adversely affects or in the future may (so far as the
Company can now reasonably foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the
Company prior to the date hereof in connection with the transactions contemplated hereby.

     8N.     Hostile Tender Offers.  None of the proceeds of the sale of any
Notes
will be used to finance a Hostile Tender Offer.

     9. REPRESENTATIONS OF THE PURCHASER. You represent as follows:

     9A.     Nature of Purchase.  You are acquiring the Notes to be purchased by
you hereunder for your own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

     9B.     Source of Funds.  No part of the funds being used by you to pay the
purchase price of the Notes being purchased by you hereunder constitutes assets allocated to any separate account maintained by you in which any employee plan, other than employee benefit plans identified on a list which has been furnished by you to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms separate account and employee benefit plan shall have the respective meanings specified in section 3 of ERISA.

     10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

     10A.     Yield-Maintenance Terms.

     Called Principal shall mean, with respect to any Note, the principal of such
Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

    Designated Spread shall mean .50% in the case of each Series A Note and
0% in the case of each Note of any other Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such
Series, the Designated Spread so specified.

     Discounted Value shall mean, with respect to the Called Principal of any
Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the
Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     Reinvestment Yield shall mean, with respect to the Called Principal of any
Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Y-M Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as Page 678 on the Telerate (or such other display as may replace
Page 678 on the Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such
Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant
Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Y-M Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such
Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     Remaining-Average Life shall mean, with respect to the Called
Principal
of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     Remaining Scheduled Payments shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     Settlement Date shall mean, with respect to the Called Principal of any
Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     Telerate shall mean Telerate Services, Inc. or such other nationally recognized service providing comparable services as you may select as a substitute therefor.

     Yield-Maintenance Amount shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such
Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     Y-M Business Day shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     10B.     Other Terms.

     Acceptance is defined in paragraph 2B(5) of this Agreement.

     Acceptance Day is defined in paragraph 2B(5) of this Agreement.

     Acceptance Window is defined in paragraph 2B(5) of this Agreement.

     Accepted Note is defined in paragraph 2B(5) of this Agreement.

     Affiliate shall mean with respect to any Person, any other Person (a) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, (b) which other Person beneficially owns or holds 5% or more of the shares of any class of Voting Stock of such Person or
(c)
5% or more of any class of the Voting Stock of which is beneficially owned or held by such designated entity. For purposes of this definition, control (including, with correlative meanings, the terms controlled by and under common control with), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of Voting Stock or by contract or otherwise. Affiliate shall not include Subsidiaries.

     Authorized Officer shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an Authorized Officer of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an
Authorized Officer of the Company for the purpose of this Agreement in an Officers Certificate executed by the Companys chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its Authorized Officer in the Information
Schedule or any officer of Prudential designated as its Authorized Officer for the purpose of this Agreement in a certificate executed by one of its Authorized
Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an
Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     Available Facility Amount shall have the meaning specified in paragraph 2(B)(1) of this Agreement.

     Bankruptcy Law is defined in clause (viii) of paragraph 7A of this Agreement.

     Board shall mean, for any Person, its Board of Directors or equivalent governing body.

     Business Day shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Charlotte, North Carolina are required or authorized to be closed.

     Cancellation Date is defined in paragraph 2B(8)(iv) of this Agreement.

     Cancellation Fee is defined in paragraph 2B(8)(iv) of this Agreement.

     Capitalized Lease Obligation shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     CERCLA shall mean the Comprehensive Environmental Response,
Compensation and Liability Act.

     CERCLIS shall mean the Comprehensive Environmental Response,
Compensation and Liability Inventory System established pursuant to CERCLA.

     Closing Day is defined in paragraph 2B(3)(iv).

     Code shall mean the Internal Revenue Code of 1986, as amended.

     Confirmation of Acceptance is defined in paragraph 2B(5) of this Agreement.

     Consolidated shall mean the consolidated financial information of the Company and its Subsidiaries under generally accepted accounting principles.

     Consolidated Assets shall mean, as at any date of determination, the total assets of the Company and its Subsidiaries appearing on a Consolidated balance sheet prepared under generally accepted accounting principles as of the date of determination, after deducting any reserves applicable thereto and after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     Consolidated Capitalization shall mean, at any time, the sum of (i) Consolidated Debt at such time plus (ii) Consolidated Net Worth at such time.

     Consolidated Fixed Charges shall mean, for the Company and its Subsidiaries on a Consolidated basis, the sum (without duplication) of:

          (i) all Rentals (excluding all principal components of Rentals under
      Capitalized Lease Obligations) paid during the most recently completed four fiscal quarters (the Prior Period); and

          (ii)     all Consolidated Interest Charges for the Prior Period.

     Consolidated Interest Charges shall mean, for the Company and its Subsidiaries on a Consolidated basis for the four fiscal quarters most recently ended, all interest expense (as determined in accordance with generally accepted accounting principles) on all Debt (including Capitalized Lease Obligations) net of interest income.

     Consolidated Net Earnings shall mean, for any applicable period, for the
Company and its Subsidiaries on a Consolidated basis, the excess of (a) gross revenues over (b) all expenses and charges of a proper character (including current and deferred taxes on income and current additions to reserves) each for the applicable period, but not including in gross revenues:

          (i) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sales, conversions or other dispositions of capital assets outside the ordinary course of business,

          (ii)     any gains resulting from the write-up of assets,

          (iii) any earnings or deferred credit (or amortization of a deferred credit) of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the
      year of acquisition not included in gross revenues under generally accepted accounting principles, or

          (iv) any deferred credit representing the excess of equity in any
      Subsidiary of the Company at the date of acquisition over the cost of the investment in such Subsidiary,

          (v)     proceeds of life insurance policies on any Responsible
Officer
      exceeding $250,000 for such period,

          (vi) gains arising from the acquisition of debt securities for a cost less than the principal amount and accrued interest,

          (vii) extraordinary items or transactions of a non-recurring or non-
      operating and material nature or arising from gains or sales relating to the discontinuance of operations, or

          (viii) any portion of the net earnings (included in the determination of such Consolidated Net Earnings or such Consolidated Net Loss) of any Subsidiary which for any reason shall be unavailable for payment of dividends to the Company,

all as determined in accordance with generally accepted accounting principles.

If the above calculation results in an amount less than zero, then for such period there shall be a Consolidated Net Loss as determined below.

     Consolidated Net Loss shall mean, for any applicable period, for the Company and its Subsidiaries on a Consolidated basis, the excess of (a) expenses and charges of a proper character (including current and deferred taxes on income, provision for taxes an unremitted foreign earnings which are included in gross revenues, and current additions to resources) over (b) gross revenues for the same period, but not including in gross revenues those items listed in clauses (i) through
(iv), inclusive, in the definition Consolidated Net Earnings above, all as determined in accordance with generally accepted accounting principles. If the above calculation results in an amount of zero or more, then for such period there shall be Consolidated Net Earnings as determined above.

     Consolidated Net Worth shall mean, at any time, for the Company and its
Subsidiaries on a Consolidated basis shareholders' equity at such time determined in accordance with generally accepted accounting principles.

     Consolidated Operating Income shall mean, for the Company and its Subsidiaries on a Consolidated basis for the four fiscal quarters most recently ended, Consolidated Net Earnings, or Consolidated Net Loss, as the case may be, for such period, plus to the extent deducted in calculating such Consolidated Net
Earnings or Consolidated Net Loss, taxes, Consolidated Interest Charges and Rentals.

     Consolidated Priority Debt shall mean, on a Consolidated basis on any date of determination, the sum (without duplication) of:

          (i)     the aggregate amount of Debt of all Subsidiaries, plus

          (ii) Debt of any Person which is secured by, or otherwise benefitting from, a Lien on any property, tangible or intangible, of the Company or any Subsidiary, whether or not the Company or such Subsidiary has assumed or become liable for the payment of such Debt, plus

          (iii) the present value of the rental obligations of the Company or a
      Subsidiary as lessee under a Capitalized Lease Obligation (discounted according to generally accepted accounting principles at the debt rate implicit in the lease).

     Cumulative Amounts Available For Restricted Payments shall mean for the period (taken as one accounting period) beginning on January 1, 1994, and ending as of the last day of the most recently completed fiscal quarter before any proposed
Restricted Payment:

          (1)     50% of Consolidated Net Earnings or 100% of the
Consolidated
      Net Loss, as the case may be, during such period; plus

          (2) the total net cash proceeds received by the Company from the sale of its stock during such period; less

          (3) the aggregate amount of all Restricted Payments made during such period.

     Debt shall mean with respect to any Person, at any date of determination,

          (i) all indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed (including, without limitation, all
      Capitalized Lease Obligations); and

          (ii) all indebtedness, whether or not for borrowed money, secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been
      assumed by such Person; and

          (iii) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion
      thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise other than any trade payable in the ordinary course of business that is a current liability
      under generally accepted accounting principles; and

          (iv)     any indebtedness of the character referred to in clauses
(i), (ii) or
      (iii) of this definition deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable to the extent the market value of any assets such Person has placed in trust for the benefit of the holders of that indebtedness is less than the aggregate amount of that indebtedness; and

          (v) any indebtedness of any other Person of the character referred to in subdivision (i), (ii), (iii) or (iv) of this definition with respect to which the
      Person whose Debt is being determined has become liable by way of a Guarantee;

all as determined in accordance with generally accepted accounting principles, provided, however, Debt shall not include endorsement of negotiable instruments for collection in the ordinary course of business.

     Delay Delivery Fee is defined in paragraph 2B(8)(iii) of this Agreement.

     Disposition is defined in paragraph 6D of this Agreement.

     Environmental Authority shall mean any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any
Environmental Requirement.

     Environmental Judgments and Orders shall mean all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an
Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

     Environmental Liabilities shall mean any liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

     Environmental Notices shall mean any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements or any investigation concerning any purported violation of any Environmental Requirements. Environmental Notices also shall mean (i) any written communication from any other Person threatening litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any other Person commencing litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements.

     Environmental Proceedings shall mean any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     Environmental Releases shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) of Hazardous
Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

     Environmental Requirements shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

     ERISA Affiliate shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     Event of Default shall mean any of the events specified in paragraph
7A,
provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and Default shall mean any of such events, whether or not any such requirement has been satisfied.

    Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

     Facility is defined in paragraph 2B(1) of this Agreement.

     Facility Fee is defined in paragraph 2B(8)(i) of this Agreement.

     Fair Market Value shall mean at any time, the sale value of property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     Guarantee shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any
Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     Hazardous Materials shall mean (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic
Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal
Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     Hedge Treasury Note(s) shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     Hostile Tender Offer shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

     Investment shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such
Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

     Issuance Fee is defined in paragraph 2B(8)(ii) of this Agreement.

     Issuance Period is defined in paragraph 2B(2) of this Agreement.

     Lee Management Agreement shall mean that certain Management Agreement dated September 29, 1988 among Thomas H. Lee Company and Stanley Holding Corporation, a Delaware corporation (Holding), Stanley Acquisition Corporation, a Delaware corporation (Acquisition), and Interiors
Acquisition Corporation, a Delaware corporation (Interiors), the Company being a successor by merger to Holdings, Acquisition and Interiors, as amended, modified or supplemented from time to time with the prior consent of the Required
Holders.

     Lien shall mean any mortgage, pledge, security interest, encumbrance, lien
(statutory or otherwise), or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation, including any rights of setoff (whether by statute, common law, contract or otherwise).

     Multiemployer Plan shall mean any Plan which is a multiemployer plan (as such term is defined in section 4001(a)(3) of ERISA).

     Notes is defined in paragraph 1B of this Agreement.

     Officer's Certificate shall mean a certificate signed in the name of the
Company by its Chairman, President, one of its Vice Presidents or its Treasurer.

     Person shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     Plan shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     Preferred Stock, as applied to any corporation, shall mean shares of stock of such corporation which are entitled to preference or priority over any other shares of such corporation in respect of the payment of dividends or distribution of assets upon liquidation or both.

     Properties shall mean all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

     Prudential is defined in the Introduction of this Agreement.

     Purchasers is defined in the Introduction of this Agreement.

     Rentals shall mean for any period of determination all fixed rents or charges
(including as such all payments during any such period of determination which the lessee is obligated to make on termination of the lease or surrender of the property) payable by the Company or a Subsidiary (as lessee, sublessee, license, franchisee or the like) for such period under a lease, license, or other agreement for the use or possession of real or personal property, tangible or intangible, as determined in accordance with generally accepted accounting principles.

     Request for Purchase is defined in paragraph 2B(3) of this Agreement.

     Required Holder(s) shall mean the holder or holders of at least 66
2/3% of
the aggregate principal amount of the Notes from time to time outstanding.

     Rescheduled Closing Day is defined in paragraph 2B(7) of this Agreement.

     Responsible Officer shall mean the chief executive officer, chief operating officer, principal financial officer, principal accounting officer, treasurer or assistant treasurer of the Company or any other senior executive officer of the Company involved principally in its financial administration or its controllership function.

     Restricted Payments is defined in paragraph 6B of this Agreement.

     Securities Act shall mean the Securities Act of 1933, as amended.

     Series A Closing Day is defined in paragraph 2A of this Agreement.

     Series A Notes is defined in paragraph 1A of this Agreement.

     Shelf Notes is defined in paragraph 1B of this Agreement.

     Significant Holder shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other Person which holds at least $5,000,000 of the aggregate principal amount of the Notes from time to time outstanding.

     Subsidiary shall mean any corporation or partnership organized under the laws of any state of the United States of America which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States or Canada, whose accounts are or are required to be consolidated with the Company's under generally accepted accounting principles.

     Third Party shall mean all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the
Company's business (consistent with its practices on the Date of Closing) and on a temporary basis.

     Transferee shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

     Voting Stock shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Wholly-Owned Subsidiary shall mean any Subsidiary, all of the Voting Stock of which shall, at the time of determination, be owned by the Company or another Wholly-Owned Subsidiary.

     10C.     Accounting Principles, Terms and Determinations.  All
references inthis Agreement to generally accepted accounting principles shall be deemed torefer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause
(ii) of
paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B, subject in the case of, interim statements to normal year end adjustments and to the absence of footnotes.

      11.     MISCELLANEOUS.

     11A.     Note Payments.  The Company agrees that, so long as you shall hold
any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit
(not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree (and any Transferee shall agree as a condition to the transfer of any Note or part thereof) that, before disposing of any Note, you (and any such Transferee) will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

     11B.     Expenses.  The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all reasonable out-of-pocket expenses actually incurred (including without limitation legal fees) arising in connection with such transactions, including:

          (i) all taxes (together in each case with interest and penalties, if any), other than state or federal income taxes or franchise taxes, including without limitation, all stamp, intangibles, recording and other taxes, which
      may be payable with respect to the execution and delivery of this Agreement or the execution, delivery or acquisition of any Note;

          (ii) all reasonable document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by you or any
      Transferee after the Date of Closing in connection with this Agreement or the Notes and any subsequent proposed modification or waiver of, or proposed consent under, this Agreement or the Notes, whether or not such
      proposed modification or waiver shall be effected or proposed consent granted, and

          (iii) the reasonable costs and expenses, including reasonable attorneys'
      fees, actually incurred by you or such Transferee in connection with the restructuring, refinancing or work out of this Agreement or the Notes or the transactions contemplated hereby or thereby or in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement
or
      the Notes or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

     11C.     Consent to Amendments.  This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change:

          (i)     the maturity of any Note,

          (ii) the principal of, or the rate or time of payment of interest on or any
      Yield-Maintenance Amount payable on any Note,

          (iii)     the time, amount or allocation of any prepayments, or

          (iv) the proportion of the principal amount of the Notes required for any consent, amendment, waiver or declaration.

Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term this Agreement and references thereto shall mean this Agreement as it may from be amended or supplemented time to time.

     11D.     Form, Registration, Transfer and Exchange of Notes; Lost Notes.
The
Notes are issuable in registered form without coupons in denominations of at least
$1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and a record of transfers of the Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company.

Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E.     Persons Deemed Owners; Participations.  Prior to due
presentment for
registration of transfer, the Company shall treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person (other than any Person not an institutional investor) on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F.     Survival of Representations and Warranties; Entire Agreement.
All
representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     11G.     Successors and Assigns; Transfer Provisions.  All covenants and other
agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H.     Disclosure to Other Persons; Confidentiality.  The Company
acknowledges that the holder of any Note may deliver copies of any financial statements and other documents or information delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the
Company or any Subsidiary in connection with or pursuant to this Agreement only to:

          (i) such holder's directors, officers, employees, agents and professional consultants,

          (ii)     any other holder of any Note,

          (iii) any Person to which such holder offers to sell such Note or any part thereof, provided that each such Person agrees in writing to observe the confidentiality standards described in this paragraph 11H,

          (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, provided that each such
Person
      agrees in writing to observe the confidentiality standards described in this paragraph 11H,

          (v) any Person from which such holder offers to purchase any security of the Company, provided that each such Person agrees in writing to observe the confidentiality standards described in this paragraph 11H,

          (vi) any federal or state regulatory authority having jurisdiction over such holder,

          (vii) the National Association of Insurance Commissioners or any
      similar organization or

          (viii) any other Person to which such delivery or disclosure may be necessary or reasonably appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c)
in
      connection with any litigation to which such holder is a party.

     Subject to the foregoing, each holder of a Note hereby agrees to use its best efforts to hold in confidence and not to disclose any Confidential Information;
provided, that such holder will be free, after notice to the Company, to correct any false or misleading information which may become public concerning its relationship to the Company. For the purpose of this paragraph 11H, the term Confidential Information shall mean information about the Company or any Subsidiary furnished by the Company or any Subsidiary to such holder, but does not include any information (i) which as publicly known, or otherwise known to such holder, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by such holder, or (iii) which otherwise becomes known to such holder other than through disclosure by the Company or any Subsidiary.

     11I.     Notices.  All written communications provided for hereunder shall be
sent by first class mail or nationwide overnight delivery service (with charges prepaid) and

          (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the
      last holder of such Note which shall have so specified an address to the
      Company, and

          (iii)     if to the Company, addressed to it at P.O. Box 30, Route
57,
      Stanleytown, Virginia 24168, Telephone: (703) 627-2000, Telecopy: (703) 629-5114, Attention: Mr. Douglas I. Payne, Vice President - Treasurer,
or
      at such other address as the Company shall have specified to the holder of each Note in writing.

     11J.     Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11K.     Satisfaction Requirement.  If any agreement, certificate or other
writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11L.     Independence of Covenants.  All covenants of the Company
hereunder
shall be of independent effect so that if a particular action or condition is not permitted by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the other limitations of, another covenant, shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     11M.     Governing Law.  This Agreement shall be construed and enforced in
accordance with, and the rights of the parties shall be governed by, the law of the
State of New York.  THE COMPANY HEREBY SUBMITS TO THE
JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK
LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED
STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW
YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND
ABSOLUTE ELECTION OF THE REQUIRED HOLDER(S) AND TO THE
EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR
PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES SHALL
BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY
OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR
FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING
IN ANY SUCH COURTS.

     11N.     Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11O.     Descriptive Headings.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11P.     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     If you agree to the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                         Very truly yours,

                         STANLEY FURNITURE COMPANY,
                            INC.



                         By:______________________________
                             Title:


The foregoing Agreement is
hereby accepted as of the date
first above written.

THE PRUDENTIAL INSURANCE
   COMPANY OF AMERICA



By:____________________________
     Title:

     EXHIBIT A-1

     [FORM OF SERIES A NOTE]


     STANLEY FURNITURE COMPANY, INC.


     7.57% SENIOR SERIES A NOTE DUE JUNE 29, 2005


No. _____      [Date]
$10,000,000


     FOR VALUE RECEIVED, the undersigned, STANLEY FURNITURE
COMPANY, INC. (herein called the Company), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to
                                   , or registered assigns, the principal sum
of TEN
MILLION DOLLARS ($10,000,000) on June 29, 2005, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 7.57% per annum from the date hereof, payable semi-annually on the
29th day of December and June in each year, commencing with the December 29 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.57% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the
Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the Notes) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of June __, 1995 (herein called the Agreement), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with the Yield Maintenance Amount specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

     In case an Event of Default shall occur and be continuing, the principal of this
Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the
Agreement), protest and diligence in collecting.

     Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal,
Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys fees and expenses (including those incurred in connection with any appeal).

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.
As
provided in paragraph 11M of the Agreement, the Company submits to the jurisdiction of the Supreme Court of the State of New York located in New York
County, New York and the United States District Court for the Southern District of New York in any action or proceeding relating to this Note.

                         STANLEY FURNITURE COMPANY, INC.



                         By: ____________________________
                         Title: ___________________________

     EXHIBIT A-2

     [FORM OF SHELF NOTE]

     STANLEY FURNITURE COMPANY, INC.


     SENIOR SERIES ___ NOTE



No.
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:



     FOR VALUE RECEIVED, the undersigned, STANLEY FURNITURE
COMPANY, INC. (the Company), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ________________________, or registered assigns, the principal sum of

                                DOLLARS [on the Final Maturity Date specified
above]
[, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment
Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan
Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the
Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the Notes) issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of June 29, 1995 (herein called the Agreement), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     [This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.]

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof
or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the
transferee.   Prior to due presentment for registration of transfer, the
Company may
treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this
Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the
Agreement), protest and diligence in collecting.

     Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal,
Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys fees and expenses (including those incurred in connection with any appeal).

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.
  As
provided in paragraph 11M of the Agreement, the Company submits to the jurisdiction of the Supreme Court of the State of New York located in New York
County, New York and the United States District Court for the Southern District of New York in any action or proceeding relating to this Note.

                         STANLEY FURNITURE COMPANY, INC.



                         By: ____________________________
                         Title: ___________________________

     EXHIBIT B

     [FORM OF REQUEST FOR PURCHASE]

     STANLEY FURNITURE COMPANY, INC.


     Reference is made to the Note Purchase and Private Shelf Agreement (the Agreement), dated as of June __, 1995 between STANLEY
FURNITURE COMPANY, INC. (the Company), on the one hand, and The
Prudential Insurance Company of America (Prudential) and each
Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to Paragraph 2B(4) of the Agreement, the Company hereby makes the following Request for Purchase:


1.     Aggregate principal amount of
          the Notes covered hereby
          (the Notes)                   $


2.     Individual specifications of the Notes:


Interest
Principal                                 Principal                Payment
         Final                  Prepayment
Amount             Maturity               Dates and
Period             Date                   Amounts



3.     Use of proceeds of the Notes:


4.     Proposed day for the closing of the purchase and sale of the
      Notes:



5.     The purchase price of the Notes is to be transferred to:

      Name, Address
      and ABA Routing                     Number of

Number of Bank                      Account





6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of changes caused by the transactions contemplated in the Agreement and (b) that there exists on the date of this Request for Purchase no Event of Default or Default.

7. In connection with any rate quotes it may provide, Prudential should assume a Designated Spread of _____%.


Dated:                    STANLEY FURNITURE COMPANY, INC.



                         By:_________________________
                              Authorized Officer

     EXHIBIT C

     [FORM OF CONFIRMATION OF ACCEPTANCE]

     STANLEY FURNITURE COMPANY, INC.


     Reference is made to the Note Purchase and Private Shelf Agreement (the Agreement), dated as of June __, 1995 between STANLEY FURNITURE
COMPANY, INC. (the Company), on the one hand, and The Prudential
Insurance Company of America (Prudential) and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Prudential or the Prudential Affiliate which is named below as a Purchaser of
Notes hereby confirms the representations as to such Notes set forth in paragraph
9 of the Agreement, and agrees to be bound by the provisions of paragraphs
2B(5)
and 2B(6) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

     Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.    Accepted Notes:  Aggregate principal
       amount $__________________

          (A)      (a)     Name of Purchaser:
                   (b)     Principal amount:
                   (c)     Final maturity date:
                   (d)     Principal prepayment dates and amounts:
                   (e)     Interest rate:
                   (f)     Interest payment period:
                   (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
                   (h)     Designated Spread: ___%

          (B)      (a)     Name of Purchaser:
                   (b)     Principal amount:
                   (c)     Final maturity date:
                   (d)     Principal prepayment dates and amounts:
                   (e)     Interest rate:
                   (f)     Interest payment period:
                   (g) Payment and notice instructions: As set forth on attached Purchaser Schedule
                  [(h)     Designated Spread: ___%]


     [(C), (D)..... same information as above.]


II.     Closing Day:






Dated:                    STANLEY FURNITURE COMPANY, INC.



                         By:
                         Title:



                         [THE PRUDENTIAL INSURANCE
                           COMPANY OF AMERICA]



                         By:
                              Vice President


                         [PRUDENTIAL AFFILIATE]



                                            By:

                              Vice President

     EXHIBIT D-1

     [FORM OF OPINION OF COMPANY'S COUNSEL]

     [Letterhead of McGuire Woods Battle & Boothe, L.L.P.]


     [Date of Series A Closing Day]


The Prudential Insurance Company of America
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102


Ladies and Gentlemen:

     We have acted as counsel for Stanley Furniture Company, Inc. (the Company) in connection with the Note Purchase and Private Shelf Agreement, dated as of June 29, 1995 (the Agreement) between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the
Company has issued to you today its Senior Series A Notes in the aggregate principal amount of $10,000,000 (the Notes). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Agreement.

     Based on the foregoing, it is our opinion that:

     1.     The Company is a corporation duly organized and validly existing in
good standing under the laws of the State of Delaware.   The Company has the
corporate power to carry on its businesses as now being conducted.

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the
Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes are entitled to the benefits of the Note Agreement.

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the
Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company is a party or otherwise subject.

     6. A Virginia court or a federal court sitting in Virginia in a diversity action should, under conflicts of law principles observed by the courts of Virginia, give effect to the provisions of the Agreement and Notes providing that the Agreement and Notes are to be governed by and construed in accordance with the laws of the State of New York insofar as such provisions relate to the substantive laws of the State of New York and to the validity, nature, interpretation and effect of the Agreement and Notes except (i) to the extent, if any, that federal law applies, (ii) to the extent that procedural (as opposed to substantive) laws are involved or (iii) to the extent the applicable law of the State of New York violate a public policy of Virginia. We assume for purposes of this opinion that the Agreement and the Notes are being delivered by the Company in New York, that the Agreement is being delivered by Prudential in New York and that all payments of principal and interest on the Notes contemplated by the Agreement will be made in New York.

     This opinion is limited to matters governed by the federal laws of the United
States of America, the general corporation laws of the State of Delaware and the laws of the State of New York and the Commonwealth of Virginia.

     This opinion may be relied upon by King & Spalding and any Transferee.

                              Very truly yours,

     EXHIBIT D-2

     [FORM OF OPINION OF COMPANY'S COUNSEL]

     [Letterhead of McGuire Woods Battle & Boothe, L.L.P. ]


     [Closing Day]


[Name(s) and address(es) of
purchaser(s)]


Ladies and Gentlemen:

     We have acted as counsel for Stanley Furniture Company, Inc. (the Company) in connection with the Note Purchase and Private Shelf Agreement, dated as of June 29, 1995 (the Agreement) between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the
Company has issued to you today Senior Series ___ Notes of the Company in the aggregate principal amount of $___________ (the Notes). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Agreement.

     Based on the foregoing, it is our opinion that:

     1.     The Company is a corporation duly organized and validly existing in
good standing under the laws of the State of Delaware.   The Company has the
corporate power to carry on its businesses as now being conducted.

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the
Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes are entitled to the benefits of the Note Agreement.

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the
Notes do not result in any violation of regulation G, T or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company is a party or otherwise subject.

     6. A Virginia court or a federal court sitting in Virginia in a diversity action should, under conflicts of law principles observed by the courts of Virginia, give effect to the provisions of the Agreement and Notes providing that the Agreement and Notes are to be governed by and construed in accordance with the laws of the State of New York insofar as such provisions relate to the substantive laws of the State of New York and to the validity, nature, interpretation and effect of the Agreement and Notes except (i) to the extent, if any, that federal law applies, (ii) to the extent that procedural (as opposed to substantive) laws are involved or (iii) to the extent the applicable law of the State of New York violate a public policy of Virginia. We assume for purposes of this opinion that the Agreement and the Notes are being delivered by the Company in New York, that the Agreement is being delivered by Prudential in New York and that all payments of principal and interest on the Notes contemplated by the Agreement will be made in New York.

     This opinion is limited to matters governed by the federal laws of the United
States of America, the general corporation laws of the State of Delaware and the laws of the State of New York and the Commonwealth of Virginia.

     This opinion may be relied upon by  King & Spalding and any Transferee.


                              Very truly yours,

          INFORMATION SCHEDULE


     Authorized Officers for Prudential


The Prudential Insurance Company of America
c/o Prudential Capital Group
1230 Peachtree Street
Suite 2525
Atlanta, Georgia 30309
Telecopier: (404) 881-4407

Walter E. Dupre
Telephone: (404) 881-4430

Robert R. Derrick
Telephone: (404) 881-4425


     Authorized Officers for the Company

Douglas I. Payne
Stanley Furniture Company, Inc.
Route 57
P.O. Box 30
Stanleytown, Virginia 24168
Telephone: (703) 627-2157
Telecopier: (703) 629-5114